                                                                    EXHIBIT 10.6

                                    SUBLEASE

         This Agreement is made as of the 6 day of August, 1997, by and between FLEET BANK, NATIONAL ASSOCIATION, a national banking association, having an address at One Federal Street, MA O1803, Boston, Massachusetts 02110 Attention:
Corporate Facilities, Transaction Group ("Sublessor") and SAPIENT CORPORATION, a Delaware corporation, having an address at One Memorial Drive, Cambridge, Massachusetts 02142 ("Sublessee").

                              W I T N E S S E T H:

         WHEREAS, Sublessor is the Tenant (as successor-in-interest to FJN Corporation) under that certain Lease dated as of October 9, 1987 with Exchange Place Urban Renewal Associates Limited Partnership ("Landlord"), as amended by three amendments dated, respectively, October 9, 1987, August 29, 1989 and October 31, 1995 (the "Prime Lease"), for certain space (the "Premises") at 10 Exchange Place, Jersey City, New Jersey (the "Building"); and

         WHEREAS, Sublessee wishes to sublet from Sublessor and Sublessor wishes to sublet to Sublessee a portion of the Premises leased by Sublessor;

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS

         All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Prime Lease.

         2. SUBLEASE

         Subject to the approval of the Landlord, Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor, subject to the terms, provisions and covenants set forth herein and in the Prime Lease, the portion of the Premises located on the twenty-fifth floor of the Building (the "Subleased Premises") (see floor plan annexed hereto as Exhibit A). The parties hereto agree that for the purposes of this Sublease, the Subleased Premises consist of 32,328 rentable square feet.

         3. TERM

         (a) The term of this Sublease shall commence on September 1, 1997 (the "Commencement Date") and, unless earlier terminated pursuant to the terms hereof or pursuant to the terms of the Prime Lease, shall expire at 11:59 p.m. on February 27, 2014 ("Sublease Termination Date").

         (b) If Sublessor is unable to deliver possession to the Subleased Premises to Sublessee on or before October 1, 1997, then Sublease Base Rent (as defined below) shall be abated two days for each full day after October 1, 1997 that the Subleased Premises are not delivered to Sublessee.

         (c) If the Landlord's approval of Sublessee and this Sublease pursuant to Section 7.1 of the Prime Lease is not obtained on or before January 30, 1998, Sublessor and Sublessee shall each have the right to cancel this Sublease upon five days written notice to the other.

         4. USE

         Sublessee shall be able to use the Subleased Premises for any use permitted under Article VI of the Prime Lease. Further, Sublessee shall not lease, sublease or assign or otherwise permit all or any portion of the Sublease Premises to be used as or by a retail or branch banking facility for consumer use.

         5. RENT

         (a) Base Sublease Rent: Sublessee shall pay monthly installments of Base Sublease Rent to Sublessor for the Subleased Premises, in advance, on or before the first day of each calendar month. Each monthly installment shall be calculated on the basis of the following:

                  (i) Commencing on September 1, 1997 to and including August 31, 2000, $25.00 per square foot ($67,350 per month);

                  (ii) Commencing on September 1, 2000 to and including August 31, 2003, $28.00 per square foot ($75,432 per month);

                  (iii) Commencing on September 1, 2003 to and including August 31, 2007, $31.00 per square foot ($83,514 per month);

                  (iv) Commencing on September 1, 2007 to and including February 27, 2014, $32.50 per square foot ($87,555 per month).

         The Base Sublease Rent for any partial month shall be pro-rated based upon the actual number of days in such month.

         Rent shall be payable to the attention of Sublessor at R.M. Bradley & Co., Inc., 19 Pleasant Street, MAMLSB46A, Woburn, MA 01801-4124.

         (b) Sublease Additional Rent: Sublessee shall also pay to Sublessor in the same manner and at the same time as the Base Sublease Rent, Sublessee's proportionate share of all

Additional Rent (as same is defined in the Prime Lease) then due and payable under the Prime Lease and which is applicable to the Subleased Premises by reason of (a) Operating Expenses, (b) Taxes, and (c) any other amounts (other than Base Rent and any other amounts expressly excluded by this Sublease) which, by the terms of the Prime Lease, become due and payable by Sublessor to Landlord as Additional Rent under the Prime Lease, and which shall exceed Additional Rent for the year 1997 ("Sublease Base Year"). For purposes of this Sublease, "Sublessee's Proportionate Share" is 16.15% and was determined by the parties on the basis of the relationship between the rentable area, which the parties agree is 32,328 square feet, to the rentable area of the Premises. Sublessee's Proportionate Share of all Additional Rent, is hereinafter referred to as "Sublease Additional Rent. Sublessee's obligation to pay Sublease Additional Rent shall commence on January 1, 1998.

         Commencing in December 1997 and continuing annually thereafter (or within a reasonable time after Sublessor receives the Operating Statement for a given year from the Landlord, whichever is later), Sublessor shall render to Sublessee a statement showing in reasonable detail (but in no event will Sublessor be required to provide more detail than Sublessor received from Landlord) the estimated amount of the Sublease Additional Rent for the next ensuing Calendar Year and the Sublease Additional Rent payment, if any, due from Sublessee for such Calendar Year. The Sublease Additional Rent payment shown on such statement may, at Sublessor's option, be payable in full or in such installments (but not more frequent than monthly) as Sublessor may determine. Sublessee shall pay the amount of the Sublease Additional Rent payment shown on such statement (or the balance of a proportionate installment thereof, if only an installment is involved) concurrently with the installment of the Sublease Base Rent then or next due, or if such statement shall be rendered at or after the termination of this Sublease, within twenty (20) days after such rendition.

         Sublessor's failure to prepare and deliver any statements or bills, or Sublessor's failure to make a demand under this Article or under any other provision of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublessor to forfeit or surrender, its rights to collect any items of Sublease Additional Rent which may have become due pursuant to this Article 5 during the term of this Sublease. Sublessee's liability for the Sublease Additional Rent due under this Article 5 shall survive the expiration or sooner termination of this Sublease.

         The payment of Sublease Additional Rent under this Article 5 is an obligation supplemental to Sublessee's obligation to pay Base Sublease Rent.

         (c) Abatement of Rent: Notwithstanding Section 5(a) above, provided Sublessee is otherwise not in default under this Sublease, Sublessee's obligation to pay the Base Sublease Rent shall be abated to and commence on January 1, 1998. Sublessee shall also be entitled to an abatement of the Base Sublease Rent and Sublease Additional Rent for the four months commencing September 1 through and including December 31 for each of 1998 and 1999 and such rent shall not be due on the first of each month during such four month period.

         (d) Payment of Rent: If Sublessee fails to make any payment of Base Sublease Rent or Sublease Additional Rent within two business days after the date such payment is due and payable, Sublessee shall pay to Sublessor a late charge of 2% above the prime interest rate (the "Prime Rate") then being charged by The Chase Manhattan Bank, N.A., as published at the main branch bank in New York City, of the amount of such payment. Nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Rent due and payable hereunder with the next installment of Base Sublease Rent due hereunder. This section 5(d) supersedes the late fee provision contained in Section 19.5 of the Prime Lease.

         Sublessor shall have the same rights and remedies in the event of non-payment by Sublessee of Sublease Additional Rent as are available to Landlord and at law for the non-payment of fixed rent or of any monthly installment thereof.

         6. CONDITION OF PREMISES

         (a) Possession of the Subleased Premises shall be delivered to Sublessee in "broom clean" condition, but otherwise in "as is" condition.

         (b) Upon the Sublease Termination Date, Sublessee shall deliver the Subleased Premises to Sublessor free of all of Sublessee's furniture and personal property, and otherwise in accordance with the provisions of the Prime Lease. The foregoing sentence notwithstanding, Sublessee shall not be responsible for removal of any Tenant Trade Fixtures, Non-Structural Improvements, or improvements or alterations installed by or on behalf of Sublessor, nor for the repair of any damage to the Subleased Premises occurring prior to the delivery of possession of the Subleased Premises to Sublessee.

         (c) Sublessee shall take good care of the Subleased Premises and the fixtures and appurtenances therein, and shall make all repairs thereto required by Tenant under the Prime Lease and excluding those provided in the Prime Lease to be made by the Landlord. Sublessee shall not look to Sublessor for nor shall Sublessor be responsible for any such repairs unless caused solely by the act or omission of Sublessor.

         (d) All alterations, installations and improvements made in the Subleased Premises by either Sublessee or Sublessor shall, subject to the terms of the Prime Lease and to the rights, if any, of the Landlord, become the property of the Sublessor and shall remain upon and be surrendered with the Subleased Premises upon expiration of the term hereof. Notwithstanding the foregoing, and subject to Schedule A of Exhibit D hereto, Sublessor expressly reserves the right to require Sublessee at Sublessee's cost and expense, to remove any Structural Improvements or Non-Structural Improvements made by Sublessee to the Subleased Premises unless prior to Sublessee making any such Structural Improvements or Non-Structural Improvements, Sublessor has agreed in writing that it shall not require Sublessee to remove such Structural Improvements or Non-Structural Improvements.

         7. BROKER

         Each of the parties hereto represents and warrants to the other that it has not dealt with any broker other than Insignia/Edward S. Gordon Company Incorporated ("Gordon") and Somerset Realty Services, Inc. ("Somerset") in the case of the Sublessor and Fallon Hines & O'Connor ("FHO") in the case of Sublessee in connection with negotiation and approval of this Sublease. Each of the parties agrees to indemnify and hold harmless the other against any claim for brokerage fees or commissions by their respective brokers. Any broker's fee or commission payable to Gordon in connection with this Sublease transaction shall be paid by Sublessor, and upon receipt of such fee or commission Gordon shall pay a commission to FHO and to Somerset pursuant to separate agreements between Gordon and FHO and Gordon and Somerset, both dated July 16, 1997.

         8. FURTHER ASSIGNMENT OR SUBLETTING

         During the term of the Sublease, Sublessee may assign this Sublease or sublet the Subleased Premises to a subtenant or assignee whose use will not violate Article 3 hereof and whose use does not compete, directly or indirectly, with any business of Sublessor, provided Sublessee first furnishes to Sublessor all of the information and documentation required by the terms of Article VII of the Prime Lease and thereafter obtains the approval of the Landlord to the extent required under the terms of the Prime Lease. After receipt by Sublessor of such information and documentation, Sublessor agrees to submit to the Landlord a request by Sublessor to sublease or assign this Sublease as set forth in said Article. Sublessee understands and agrees that any such sublease or assignment is subject to the Landlord's approval under Article VII of the Prime Lease and Sublessor shall have no obligation or liability whatsoever to Sublessee for the Landlord's refusal or failure to comply with its obligations under Article VII of the Prime Lease with respect to any sublease or assignment.

         The foregoing notwithstanding, subject to the terms of Article VII of the Prime Lease, Sublessee shall be permitted to assign this Sublease without the prior consent of Sublessor to a subtenant which controls or is controlled by or is under common control with Sublessee or any entity which results from the merger of Sublessee upon 60 days written notice to Sublessor, which notice shall contain the name and relationship of the proposed assignee to Sublessee.

         In no event shall Sublessee sublet or assign this Sublease to more than three subtenants or assignees, as the case may be.

         No assignment or subletting under this Article 8 shall relieve Sublessee of any obligation under this Sublease.

         9. ALTERATIONS

         9.1 Sublessee shall not make, nor shall Sublessee permit anyone to make, any Structural Improvements or Non-Structural Improvements to the Subleased Premises without first (a) submitting copies of all plans, drawings and specifications for all such proposed Structural Improvements and Non-Structural Improvements to Sublessor (with respect to Non-Structural Improvements, only if required to be submitted to the Landlord under the terms of the Prime Lease), (b) with respect to Structural Improvements only, obtaining the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and (c) obtaining the written consent of Landlord for all such Structural Improvements and Non-Structural Improvements to the extent such consent is required under the Prime Lease. Sublessor shall submit to Landlord a request by Sublessee for consent to a Structural or Non-Structural Improvement made in accordance with this Article 9 if such consent is required under the Prime Lease. All permitted Structural Improvements and Non-Structural Improvements to the Subleased Premises shall be made by Sublessee in accordance with the terms of the Prime Lease, including, without limitation, Article IX thereof. Sublessor shall submit to the Landlord on behalf of Sublessee a request prepared by Sublessee in compliance with such Article to make a Structural Improvement consented to by Sublessor or a Non-Structural Improvement, but Sublessee understands and agrees that Sublessor has no further obligation with respect to such Structural Improvement or Non-Structural Improvement or request for Landlord's consent to same and any such Structural Improvement or Non-Structural Improvement is subject to the terms of the Prime Lease and any other conditions imposed by the Landlord under the terms of the Prime Lease. Sublessor shall have no obligation or liability whatsoever to Sublessee for the Landlord's refusal or failure to consent to such a Structural Improvement or Non-Structural Improvement.

         9.2 Sublessor hereby consents to the plans and specifications for the Subleased Premises contained in Exhibit D annexed hereto and Sublessee agrees to remove from the Subleased Premises those Structural Improvements and Non-Structural Improvements contained in said plans which are listed on Schedule A thereto upon expiration or earlier termination of this Sublease.

         10. PRIME LEASE

         (a) Sublessor represents to Sublessee that attached hereto as Exhibit B is a true and complete copy of the Prime Lease. Sublessee represents to Sublessor that it has read the Prime Lease and understands and accepts the terms and conditions thereof and Sublessee covenants that it will not do any act or thing which will be, result in or constitute a violation or breach of or a default under the Prime Lease; and any such violation, breach or default shall constitute a violation and the breach by Sublessee of a substantial obligation under this Sublease. Sublessor represents to Sublessee that it shall make its best efforts not to intentionally do any act or thing which will result in or constitute a violation or breach of or a default under the Prime Lease; and if any such violation, breach or default shall occur and results in termination of the Prime Lease, then Sublessor shall be liable to Sublessee for reasonable damages actually incurred by Sublessee as a direct result thereof, provided, however, that Sublessor shall not be liable for any consequential damages. Sublessee shall make its best efforts to mitigate its damages in the event of termination of the Prime Lease.

         (b) Except as may be inconsistent with the terms hereof, all of the terms, provisions, covenants and conditions contained in the Prime Lease are incorporated herein by reference and are hereby made a part of this Sublease with the same force and effect as if Sublessor were the Landlord under the Prime Lease and Sublessee were the Tenant thereunder from and after the Commencement Date. In the event of any breach or violation by Sublessee of any of the terms, provisions, covenants or conditions of the Prime Lease or of any rules or regulations promulgated and enforced by the Landlord, or of this Sublease, including, without limitation, any default in the payment of Sublease Base Rent or Sublease Additional Rent, or any other violation of this Sublease by Sublessee, Sublessor shall have and may exercise against Sublessee all of the rights and remedies available to the Landlord under the Prime Lease in the event of a default by Sublessor as Tenant thereunder, with the same force and effect as if each of the terms, provisions, covenants and conditions of the Prime Lease, except as herein specified to the contrary, were expressly set forth herein. No waiver of any such violation by either Sublessor or the Landlord shall be deemed a waiver of the right to thereafter enforce the term, provision, covenant, condition, rule or regulation in question or a waiver of any subsequent violation thereof.

         (c) Sublessee shall promptly give Sublessor written notice (and a copy) of any notices served by the Landlord upon Sublessee pursuant to the terms, provisions and conditions of the Prime Lease. Sublessor shall promptly deliver to Sublessee written notice and a copy of any notice of default, bill, communication or any other type of notice served by the Landlord upon Sublessor pursuant to the terms, provisions and conditions of the Prime Lease, not later than one business day after Sublessor's receipt of such notice, bill or communication from the Landlord. Wherever the Prime Lease requires Sublessor, as tenant thereunder, to take any action or to cure any default (other than a default in the payment of fixed rent or additional rent) applicable to the Subleased Premises, then if the need for such action, or if such default is caused by Sublessee or its agents, employees or invitees, then within a period of time therein stated, Sublessee shall complete such action or cure such default not later than 72 hours prior to the expiration of such period and shall immediately furnish notice of compliance to Sublessor.

         (d) Sublessee shall have no rights under this Sublease or the Prime Lease to exercise any of the following provisions of the Prime Lease without the prior written consent of the Sublessor which may be granted or withheld for any reason:

         (i) SECTIONS 2.1, 2.2, 2.3 AND 2.4 - TERM
         (ii) ARTICLE V - OPTION TO RENEW OR EXTEND
         (iii) SECTION 9.1 - TENANT ALTERATIONS
         (iv) ARTICLE XI - TENANT SPECIAL ELEVATOR
         (v) SECTION 22.2 - COVENANTS OF LANDLORD
         (vi) ARTICLE XXIII AND SECTION 1.4 - PARKING
         (vii) SECTIONS 24.3 AND 24.6 - GENERAL PROVISIONS
         (viii) ARTICLE XXVIII - EXPANSION OF SPACE
         (ix) EXHIBIT B

         (e) Sublessee shall not do anything which would cause a default under the Prime Lease or that would cause the Prime Lease to be terminated or forfeited, and Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims, liabilities, losses, damage, demands, expenses (including without limitation reasonable attorneys' fees), actions and causes of action of any kind whatsoever resulting from Sublessee's (i) failure to observe the terms and conditions of the Prime Lease or this Sublease and/or (ii) causing the Prime Lease to be terminated or forfeited.

         (f) Sublessor shall not be liable for any damage to persons or property sustained by Sublessee and others by reason of Sublessee's use and occupancy of the Subleased Premises or by reason of any act, accident or occurrence in the Subleased Premises, unless such act, accident or occurrence was the result of the negligence or misconduct of Sublessor, its agents or employees. Sublessee agrees to indemnify and to hold Sublessor harmless from and against any and all claims arising by reason of the use and occupancy of the Subleased Premises by Sublessee or Sublessee's agents, employees or invitees.

         (g) This Sublease is separate from and subordinate to the Prime Lease, and Sublessor shall not be liable for any act or failure to act caused by the default of the Landlord under the Prime Lease.

         (h) Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease and for all such services and rights Sublessee shall look to the Landlord under the Prime Lease, and Sublessor shall have no obligation to supply any such services or perform any other obligation of Landlord. Sublessor agrees that in the event the Landlord fails to perform an obligation or provide a service required of Landlord under the Prime Lease which directly affects the Subleased Premises, then after written notice from Sublessee to Sublessor specifying the nature and duration of such failure, Sublessor shall send written notice to the Landlord requesting such service or such obligation be provided, as the case may be. If after receipt of such notice the Landlord still fails to perform such obligation or provide such service, then Sublessor shall cooperate with any reasonable action proposed or undertaken by Sublessee to obtain such service or obligation from the Landlord, at Sublessee's sole cost and expense.

         11. Sublessor warrants to Sublessee that the Prime Lease has not been amended or modified except as expressly set forth in this Sublease; that to its knowledge, Sublessor is not now, and as of the Commencement Date will not be, in default or breach of any of the provisions of the Prime Lease; and that Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Prime Lease.

         12. INSURANCE/CASUALTY/CONDEMNATION

         Sublessee shall at its own cost and expense obtain and carry such insurance with respect to the Subleased Premises as is required of Sublessor under Section 13.1 of the Prime Lease throughout the term of this Sublease covering the Landlord, Sublessor and Sublessee, as their interests may appear. In the event of damage, destruction or taking of or the interruption of services to the Subleased Premises which results in an abatement of rent under the Prime Lease, such abatement shall inure to the benefit of the Sublessee hereunder. In the event of condemnation, Sublessor shall be entitled to the amount of any condemnation award to which Sublessor is entitled in connection with the Subleased Premises and Sublessee may make such separate claims as are permitted under Section 18.2 of the Prime Lease.

         13. ELECTRICITY

         The Subleased Premises are separately submetered for electricity. From and after the Commencement Date and for the term of this Sublease, Sublessee covenants and agrees to pay to Sublessor, as and when billed, all charges, fees and expenses for electric current charged by the electrical utility and attributable to the Subleased Premises.

         14. CREDIT FACILITY FOR SUBLESSEE'S IMPROVEMENTS

         (a) Credit Facility: During the first year of the term of this Sublease, Sublessor shall provide Sublessee with a Credit Facility equal to up to $40 per square foot or $1,293,120. Sublessee shall have the right to draw down on the Credit Facility for payment of the Approved Sublessee Expenses (as defined below) in accordance with the terms of this Article 13.

         (b) Payment Requests: The Credit Facility shall be made available to fund written and itemized payment requests (individually, a "Payment Request" and collectively "Payment Requests") submitted by Sublessee within 15 days after such request or 15 days after issuance of the Letter of Credit, if required pursuant to Section 14(e) below. Any Payment Requests must be delivered by Sublessee to Sublessor on either or both April 15, 1998 and October 15, 1998 for Approved Sublessee Expenses completed on or before August 31, 1998.

         Each Payment Request shall be accompanied by itemized invoices for the improvement(s) subject thereto and Sublessee's most recent annual or quarterly report to shareholders, which report shall be promptly updated and delivered to Sublessor thereafter as soon as available to Sublessee's shareholders.

         A payment from the Credit Facility is called a "Credit Facility Allowance Payment." Sublessor shall have no obligation to provide a Credit Facility Allowance Payment for an expense which has not been requested by October 15, 1998 or which is for an expense incurred after July 31, 1998. The Credit Facility shall be used only to fund Approved Sublessee Expenses.

         (c) Allowance Repayment: Each Credit Facility Allowance Payment shall be amortized (as additional rent hereunder) from the date such Credit Facility Allowance Payment is made to Sublessee (the "Amortization Start Date") over the then unexpired portion of the term of this Sublease with interest thereon at a fixed interest rate equal to 100 basis points over the Prime Rate as of the date of such Credit Facility Allowance Payment.

Sublessee shall repay each Credit Facility Allowance Payment, as so amortized and with interest, in equal monthly installments (the "Sublease Allowance Repayment") starting on the first day of the calendar month following the Amortization Start Date for each such Credit Facility Allowance Payment. Failure to make a Sublease Allowance Repayment when due shall, if not cured within ten
(10) days after written notice, be a default under this Sublease and Sublessor shall have the same rights and remedies upon such non-payment by Sublessee of the Sublease Allowance Repayment as are available to Landlord and at law for the non-payment of fixed rent or any monthly installment thereof.

         (d) Approved Sublessee Expenses: For the purposes of this Section, Approved Sublessee Expenses shall include leasehold improvements, which shall not include, among other things, personal property or trade fixtures, and shall include permanent improvements and fixtures and soft costs (but in no event shall soft costs exceed such 25% of the entire Credit Facility).

         (e) Letter of Credit: If at any time that Sublessee submits a Payment Request or its quarterly financial condition is such that (i) Sublessee's market capitalization is less than $400,000,000, or (ii) the ratio of Sublessee's debts to the value of its tangible assets is greater than 55:100, Sublessee shall immediately post a letter of credit (the "Letter of Credit") equal to the amount of such Credit Facility Allowance Payment plus the then unamortized balance of the funds taken down under the Credit Facility substantially similar in form and substance to Exhibit C annexed hereto as security for the Sublease Allowance Repayments. If for at least two consecutive quarters after Sublessee has posted the Letter of Credit Sublessee's quarterly financial condition is such that (z) Sublessee's market capitalization is more than $400,000, AND (y) the ratio of Sublessee's debts to the value of its tangible assets is less than 35:100, Sublessee may terminate the Letter of Credit. If at any time thereafter Sublessee's quarterly financial condition is such that (i) Sublessee's market capitalization is less than $400,000,000 or (ii) the ratio of Sublessee's debts to the value of its tangible assets is greater than 55: 100, then a new Letter of Credit shall be posted.

         If a Sublease Allowance Repayment is not paid within ten (10) days after written notice that such payment is overdue, Sublessor may, at its discretion, notify the issuing bank in accordance with the terms of the Letter of Credit and thereupon receive that portion of the monies represented by the Letter of Credit to the extent required for the payment of such overdue Sublease Allowance Repayment(s). Sublessor may then use, apply or retain such monies to the extent required for payment of the overdue Sublease Allowance Repayments and Sublessor shall forthwith restore the amount of the Letter of Credit so applied to the amount required under this Article.

         15. RIGHT TO TERMINATE

         (a) Subject to the provisions of this Article 15, Sublessee shall have the right (the "Termination Right") to terminate this Sublease, effective as of October 31, 2006 (the "Termination Effective Date"), provided that:

                  (i) Sublessee shall give Sublessor written notice (the "Termination Notice") of Sublessee's election to exercise the Termination Right on or prior to a date that is twelve months prior to October 31, 2006, Termination Effective Date;

                  (ii) In consideration of Sublessee's exercise of the Termination Right, Sublessee shall pay to Sublessor with the Termination Notice, $ 1,000,000.00 plus the amount of the unamortized balance of the Credit Facility Fund as of the Termination Effective Date, if any (the "Termination Payment"); and

                  (iii) No event of default for which notice has been given by Sublessor shall have occurred and be continuing (y) on the date that Sublessee delivers the Termination Notice to Sublessor or (z) on or before the Termination Effective Date. The failure or delay of Sublessor in giving notice of a default to Sublessee shall not be construed as a waiver of Sublessor's right to subsequently give such notice.

         (b) If Sublessee properly exercises the Termination Right, then, effective as of the Termination Effective Date, this Sublease shall terminate and end as fully and completely as if the Termination Effective Date was the last date of the term. Accordingly, and without limiting the generality of the foregoing (i) on or prior to the Termination Effective Date, Sublessee shall (and shall cause each of its subtenants, if any) to vacate and surrender the Subleased Premises in accordance with the provisions of this Sublease, (ii) as of the Termination Effective Date, Base Sublease Rent and Sublease Additional Rent shall be apportioned in the same manner and to the same extent as if the Termination Effective Date was the end of the Sublease term and (iii) from and after the Termination Effective Date, neither party shall have any further rights against or obligations to the other by reason of this Sublease or the estate created hereby, except for such rights and obligations which by the terms of this Sublease survive the expiration or termination hereof.

         1 6. MISCELLANEOUS

         (a) All prior understandings and agreements between the parties are merged within this Sublease which alone fully sets forth the understandings of the parties. This Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

         (b) Any notice, demand or other communication required or permitted to be given or made by either party under this Sublease shall be in writing and shall be deemed properly given if sent by registered or certified mail, return receipt requested, addressed to the parties at the addresses set forth below. Either party may, by notice aforesaid, designate a different address for communications intended for it.

      To Sublessor:      Fleet Bank, National Association
                         One Federal Street, MAOF0803
                         Boston, MA 02110
                         Attention: Terence Farrell
      with a copy to:    Gabriel Miller, Esq.
                         Fleet Legal Department
                         One Federal Street, MABOF31B
                         Boston,MA 02110

      To Sublessee:      Sapient Corporation
                         One Memorial Drive
                         Cambridge, MA 02142

      with a copy to:    MacKenzie & Albritton
                         One Post Street, Suite 500
                         San Francisco, CA 94104
                         Attention: Paul Albritton, Esq.

         (c) This Sublease will be binding on, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         (d) The parties hereto agree that this Sublease shall not be recorded, but Sublessor and Sublessee hereby agree to enter into a Memorandum of Sublease in recordable form, setting forth the terms and provisions of this Sublease, except the rental provisions.

         (e) This Sublease shall not be effective until executed and delivered by Sublessor and Sublessee and approved to by Landlord as provided below.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

                                   FLEET BANK, NATIONAL ASSOCIATION



                                    By: /s/Terence J. Ferrell
                                        ---------------------
                                        Terence J. Farrell
                                        Title: Vice President

                                    SAPIENT CORPORATION

                                     By: /s/Susan Johnson
                                         ----------------
                                      Title:      CFO
                                            -------------